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                       [Livingston, Wachtell & Co., LLP Letterhead]



April 17, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:     Minghua Group International Holdings Limited
                  Commission File Number 0-30183
                  Ein #:13-3874771

Gentlemen:

     We  have  read  the  statements  that  Minghua Group International Holdings
Limited has made in its amended Form 8-K, Item 4, dated April 17, 2003, regarding changes in the Registrant's certifying accountants. We agree with the statements made therein, where it specifically references Livingston, Wachtell & Co., LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.



          /s/ Livingston, Wachtell & Co., LLP





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